EXHIBIT 10.11(e)
----------------
                         AMLI RESIDENTIAL PROPERTIES
                      RESTRICTED SHARE AWARD AGREEMENT
                      --------------------------------

      THIS AGREEMENT is made and entered into as of the [Day] day of [Month], [Year] between [FName] [MInitial] [LName], an individual
("Participant"), and the company signing below as the Affiliated Company, as defined below (the "Company");

      WHEREAS, the AMLI Residential Properties Amended 2002 Senior Officer Share Acquisition Plan (the "Plan") was adopted on April 28, 2003 by AMLI Residential Properties Trust (the "REIT"), AMLI Residential Properties, L.P. (the "Partnership"), AMLI Management Company, AMLI Residential Construction, LLC or AMLI Institutional Advisors, Inc., or any related entities formed or to be formed by the foregoing entities after the date hereof (each of such companies collectively referred to as the "Affiliated Companies") in order to enable each of the Affiliated Companies to attract, retain and motivate their employees individuals to perform services as employees and otherwise by providing for or increasing the opportunity for such individuals to share in the growth and success of the Affiliated Companies through proprietary interests in the REIT and thereby promote the long-term financial interest of the REIT and the other Affiliated Companies;

      WHEREAS, pursuant to Subsection 1.3 of the Plan, the Compensation Committee (the "Committee") of the Board of Trustees of the REIT has been designated to operate and administer the Plan; and

      WHEREAS, the Committee has granted a Restricted Share Award, as defined in Section 2.1 of the Plan, to Participant under the Plan and Participant and the Company desire to document the grant thereof;

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, it is hereby agreed as follows:

1. GRANT OF COMMON SHARES: As of [Month] [Day], [Year], the Company has granted to Participant [Shares Acquired] Common Shares, as defined below, pursuant to the Plan at a per share value based on the average of the high and low share prices effective the [Day] before the [Month] meeting of the Board of Trustees (dollar amount).

2. VESTING RULES: The Common Shares granted hereunder shall vest on the earlier to occur of the following dates (the "Vesting Date"):

      (a) One third of the Common Shares on each of the first, second and third anniversary of [Month] [Day], [Year], provided that all unvested Common Shares will be forfeited upon the Participant's voluntary termination of employment with an Affiliated Company or if the Participant's employment with an Affiliated Company is terminated for Cause;

      (b)   Participant's death;

      (c)   Participant's permanent disability;

      (d) Termination of employment of Participant by any Affiliated Company without Cause;

      (e) Retirement on or after attainment of age sixty-two (62) provided Participant was an employee of an Affiliated Company for at least ten (10) years immediately preceding the retirement; or

      (f)   Following a Change in Control.

      If the terms of the Participant's employment are now or in the future become subject to a written employment agreement containing a change in control provision, the applicable change in control provisions included in such employment agreement are incorporated herein by reference into this definition and supercede this definition of change in control.

      For purposes of this Section,

            "Affiliate" with regard to a Person, means a Person that controls or is controlled by such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliates" and "Affiliated" shall have correlative meanings. For purposes of this Section, no Affiliated Company shall be deemed an Affiliate of the Participant.


            "Cause" shall mean the occurrence of any of the following:

            (i) the willful and continued failure of Participant to substantially perform his or her duties (other than any such failure resulting from Participant's incapacity due to physical or mental illness) which failure has not been corrected by Participant within thirty (30) days after an Affiliated Company has given Participant written notice of such failure;

            (ii) the willful engaging by Participant in conduct which is demonstrably and materially injurious to an Affiliated Company, monetarily or otherwise;

            (iii) conduct by Participant that involves theft, fraud or dishonesty; and

            (iv)  other acts of moral turpitude by Participant.

            "Change in Control" shall mean the occurrence any of the following:

            (i)   Any Person other than:

                  (1) A trustee or other fiduciary of securities held under an employee benefit plan of an Affiliated Company or an Affiliate of an Affiliated Company;

                  (2) A corporation, trust or other entity owned, directly or indirectly, by the shareholders of the applicable Affiliated Company on the date of the transaction in substantially the same proportions as their ownership of the Affiliated Company;

                  (3) Any Person in which the Participant has a substantial (10% or greater) equity interest;

                  (4)   an Affiliated Company or their respective
                        Affiliates and families; or

                  (5) A Person that acquires Shares pursuant to a Business Combination which is approved by the shareholders of the REIT and which complies with subparagraph (iv) of this definition;

                  is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Shares representing 25% or more of the total voting power of the REIT's then outstanding Shares, or of 25% or more of the then outstanding Units;

            (ii) A tender offer is made for the Shares or Units and the Person making the offer owns or has accepted for payment Shares representing 25% or more of the total voting power of the REIT's then outstanding Shares, or of 25% or more of the then outstanding Units, as the case may be;

            (iii) The majority of the REIT's Board, as defined in the Plan, consists of individuals other than Incumbent Trustees, which term means the members of the REIT's Board on the date of this Agreement; provided that any individual becoming a Trustee subsequent to such date whose election or nomination for election was supported by 2/3 of the Trustees who then comprised Incumbent Trustees shall be considered to be an Incumbent Trustee; or

            (iv) The shareholders of the REIT or the limited partners of the Partnership, as applicable, approve a reorganization, merger, consolidation or sale of all or substantially all of the assets of any Affiliated Company (a "Business Combination") with or to any other Person (other than, the Participantor their respective Affiliates) other than a Business Combination which would not result in any Person (other than Participant or their respective Affiliates) owning, directly or indirectly, 50% or more of the combined voting power of the REIT's or such surviving entity's outstanding voting securities, or of the Units, immediately after such Business Combination.

            "Common Shares" means common shares of beneficial interest of the REIT, par value $0.01 per share.

            "Person" includes an individual, corporation, partnership, trust, unincorporated association or any other legal entity, and collectively shall include any group of two or more Persons acting in concert.

            "Preferred Shares" means the preferred shares of beneficial interest of the REIT, par value $0.01 per share.

            "Shares" means the Common Shares, together with the preferred shares, if any, of the REIT.

            "Unit" means a unit of limited partnership interest in the Partnership.

3. RIGHTS AS A SHAREHOLDER: The Participant shall be entitled to all rights of a shareholder with respect to the Common Shares whether or not the Common Shares have vested, except that, until vesting occurs, the Participant will receive distribution equivalents (taxable cash compensation) in lieu of distributions and will not be entitled to vote the Common Shares. The Participant shall lose any such rights to the extent Common Shares are forfeited in accordance with Section 2 above.

4. DISTRIBUTION OF COMMON SHARES: As soon as practicable after Common Shares have vested in accordance with Section 2 of this Agreement, the REIT shall issue to the Participant certificates without any restrictive legend referencing the Plan representing the Common Shares that have vested.


5. NON-TRANSFERABLE: No award under the Plan, and no interest therein, shall be transferable prior to the time Common Shares have vested in accordance with the terms of the Plan and then only to the extent of such vesting and except as designated by the Participant by will or by the laws of descent and distribution.

6. TERMS OF PLAN: Any provision of this Agreement to the contrary notwithstanding, the terms of the Plan shall govern the Award, and this Agreement is subject in all respects to the terms and conditions of the Plan. Any capitalized term used but not defined herein shall have the meaning set forth in the Plan. A copy of the Plan will be made available to Participant at the office of the Affiliated Company employing the Participant.


      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



                                    [Company]


[FName] [MInitial] [LName]

                                    [Member]


---------------------------
(Participant's Signature)           By:
                                          ------------------------------